                                                                   EXHIBIT 10.15

                                                                  EXECUTION COPY


                              ASSIGNMENT AGREEMENT


          THIS AGREEMENT (the "Agreement") made as of September 30, 1999 by and
                               ---------
among Infonet Services Corporation, a Delaware Corporation ("ISC" and, together
                                                             ---
with its Affiliates, "Infonet"), AUCS Communications Services v.o.f., a general
                      -------
partnership organized under the laws of The Netherlands ("AUCS"), and herein
                                                          ----
represented by AUCS N.V. (as hereinafter defined), AUCS Communications Services N.V., a company organized under the laws of The Netherlands ("AUCS N.V.", and
                                                              ---------
AUCS and AUCS N.V. collectively together with all of their direct and indirect subsidiaries, the "AUCS Entities" and each an "AUCS Entity"), Unisource Pan-
                   -------------               -----------
European Services B.V., a company organized under the laws of The Netherlands

("UPES"), Unisource N.V., a company organized under the laws of The Netherlands
-------
("Unisource"), Briap B.V., a company organized under the laws of The Netherlands
  ---------
("Unisource Nominee" and collectively with Unisource and UPES, the "Unisource
  -----------------                                                 ---------
Entities"), the stockholders of Unisource, Telia AB, a company organized under
--------
the laws of Sweden ("Telia"), KPN Telecom B.V., a company organized under the
                     -----
laws of The Netherlands ("KPN"), and Swisscom AG, a company organized under the
                          ---
laws of Switzerland ("Swisscom" and, together with Telia and KPN, the "Indirect
                      --------                                         --------
AUCS Stockholders") (each, a "Party" and collectively, the "Parties").
-----------------             -----                         -------

          WHEREAS, the AT&T exit from its relationships with the AUCS Entities has been consummated prior to the date hereof;

          WHEREAS, the AUCS Entities have entered into a series of contracts identified on Schedule A hereto for the distribution of certain telecommunications services, as well as certain contracts directly with end customers and other distributors (the "Contracts");
                                       ---------

          WHEREAS, Infonet is in the business of providing products and telecommunications services of a type and nature similar to the products and services called for by the Non-AT&T Customers;

          WHEREAS, the AUCS Entities wish to have ISC assume the responsibilities of the AUCS Entities under the Contracts and under any other contracts with Non-AT&T Customers to enable the AUCS Entities to, among other things, focus on providing services to their other customers;

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Definitions
         Certain Definitions.  As used herein, the terms below shall have the
         --------------------
         following meanings:

         "Affiliates" shall have the meaning set forth on Schedule C;

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     "Agreement" shall have the meaning set forth in the Introduction;

     "Arbitrators" shall have the meaning set forth in Section 5.1(c);

     "Arbitration Rules" means the rules of the LCIA in accordance with which any LCIA arbitration will be conducted, or such amended rules as the LCIA may have adopted hereafter to take effect before the commencement of the arbitration;

     "AT&T" shall mean AT&T Corporation and its subsidiaries;

     "AT&T Agreements" means those agreements set forth in Schedule B hereto;

     "AUCS" shall have the meaning set forth in the Introduction;

     "AUCS Entity" and "AUCS Entities" shall have the meanings set forth in the Introduction;

     "AUCS Indemnified Party" shall have the meaning set forth in Section 4.3;

     "AUCS N.V." shall have the meaning set forth in the Introduction;

     "Confidential Information" shall have the meaning set forth in Section 5.3;

     "Contracts" shall have the meaning set forth in the Recitals;

     "Contract Services" means the products and services provided by the AUCS Entities under the Contracts and the New Contracts;

     "Disclosing Party" shall have the meaning set forth in Section 5.3;

     "Effective Date" shall mean October 01, 1999, 00:001 a.m.;

     "Guarantors" shall have the meaning set forth in Section 6.1;

     "Indemnifying Party" shall have the meaning set forth in Section 4.4;

     "Indirect AUCS Stockholders" shall have the meaning set forth in the Introduction;

     "Infonet" shall have the meaning set forth in the Introduction;

     "ISC" shall have the meaning set forth in the Introduction;

     "ISC Indemnified Party" shall have the meaning set forth in Section 4.2;

     "KPN" shall have the meaning set forth in the Introduction;

     "LCIA" shall have the meaning set forth in Section 5.1(b);

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     "Losses" means any and all liabilities, damages, costs and expenses
     (including, without limitation, counsel fees and expenses);

     "New Contracts" shall have the meaning set forth in Section 2.2;

     "Non-AT&T Customers" means all customers of the AUCS Entities, from time to time, including for the avoidance of doubt customers party to Contracts and any New Contracts, except for AT&T and any other customers of the AUCS Entities which receive Contract Services pursuant to the AT&T Agreements or which have an agreement with an AUCS Entity for the provision of Contract Services which has arisen directly under the AT&T Agreements;

     "Party" and "Parties" shall have the meanings set forth in the Introduction;

     "Swisscom" shall have the meaning set forth in the Introduction;

     "Telia" shall have the meaning set forth in the Introduction;

     "Unisource" shall have the meaning set forth in the Introduction;

     "Unisource Entities" shall have the meaning set forth in the Introduction;

     "Unisource Nominee" shall have the meaning set forth in the Introduction;
     and

     "UPES" shall have the meaning set forth in the Introduction.

2. SERVICES

     2.1 Effective as of the Effective Date, the AUCS Entities, for good and valuable consideration, assign to and transfer to ISC all of their rights and obligations under the Contracts and ISC hereby assumes all such rights and obligations under the Contracts arising after the Effective Date. Each Indirect AUCS Stockholder hereby consents (for itself and on behalf of its subsidiaries) to the assignment and transfer to ISC of all of such Contracts to which it or any of its subsidiaries is a party. Each Party to this Agreement, other than ISC shall use all reasonable endeavors to obtain all necessary consents from Non-AT&T Customers (including those set forth in Schedule A) to the assignment of their respective Contracts to ISC.

     2.2 After the Effective Date Infonet shall provide or cause to be provided Contract Services pursuant to the Contracts, and such other services as from time-to-time deemed appropriate by Infonet, to the Non-AT&T Customers under the terms and conditions set forth in the relevant Contracts. For the avoidance of doubt, Infonet shall provide or cause to be provided Contract Services and such other services, as from time-to-time deemed appropriate by Infonet, to such other new customers, distributors and resellers of the AUCS Entities as may be agreed from time to time between any AUCS Entity and ISC ("New Contracts") under
                                                           -------------
the terms and conditions set forth in the relevant contract. Infonet shall provide or cause to be provided Contract Services, and such other services as from time to time deemed appropriate by Infonet, under the terms and conditions of any agreements which Infonet may enter into amending or

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replacing any of the Contracts with the Non-AT&T Customers under which Infonet was to provide or cause to be provided Contract Services.

     2.3 ISC will, and the AUCS Entities, the Unisource Entities and the Indirect AUCS Stockholders will, if requested by ISC, take all reasonable action to induce the Non-AT&T Customers to enter into contracts with Infonet on Infonet's customary terms and conditions.

     2.4 To the extent practicable, Infonet may provide the Contract Services and any other services under its name and Infonet shall procure that any relevant affiliate shall utilize any such trademarks and tradenames chosen by ISC to brand the Contract Services or any other services provided.

     2.5 ISC shall have the right, in its sole discretion, upon 60 days written notice to AUCS to replace at any time and from time to time any AUCS products, platform, services, equipment or customer support which are used to provide Contract Services to Non-AT&T Customers pursuant to Contracts or New Contracts with Infonet's products, platforms, services, equipment or customer support as determined by Infonet; provided that the replacement products, platforms,
                       --------
services, equipment or customer support provided shall be permitted under the relevant Contract or New Contract or be otherwise satisfactory to such affected Non-AT&T Customer.

     2.6 Infonet shall provide or cause to be provided sufficient resources to furnish the Contract Services under this Agreement. The Indirect AUCS Stockholders shall maintain their resources insofar as necessary to satisfy their obligations under their respective Contracts.

     2.7 The Parties hereby consent to Infonet contracting with any Non-AT&T Customer to provide any services. The Parties acknowledge that this may result in the termination of existing commercial relationships between the AUCS Entities and any Non-AT&T Customer and shall raise no objection to any such termination. The Parties agree that from time to time ISC and Infonet may terminate or amend any such contracts that they enter into with any Non-AT&T Customer but always observing the terms of the contract with such Non-AT&T Customer.

     2.8 The Parties shall use all reasonable endeavors to cause the Non-AT&T Customers to enter into such documents as are necessary to evidence the assignments and transfers described in this Article 2, including amending the Contracts with distributors to non-exclusive arrangements.

     2.9 After the Effective Date, the AUCS Entities shall hold any payments received by any of them from any customer as payment for services provided by Infonet in trust for ISC in a bank account or accounts to be specified by ISC. No AUCS Entity shall withdraw any monies from such aforementioned accounts without the prior approval of ISC and shall pay over such monies to ISC at ISC's request.

3. REPRESENTATIONS AND WARRANTIES

     3.1  Representations of the AUCS Entities, Unisource Entities and the
          ----------------------------------------------------------------
Indirect AUCS Stockholders. Each of the AUCS Entities party to this Agreement,
--------------------------
the Unisource Entities and

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the Indirect AUCS Stockholders severally represents and warrants to ISC as at the Effective Date that:

     (a) All material Contracts currently in force between the AUCS Entities and its customers, other than the AT&T Agreements, are referred to in Schedule A and the Contracts referred to in Schedule A are currently in full force and effect.

     (b) In the case of an Indirect AUCS Stockholder, a Unisource Entity and AUCS N.V., it is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is in good standing in each jurisdiction where the failure to be in good standing would have a material adverse effect on its business or ability to perform its obligations under this Agreement. In the case of AUCS, it is a general partnership duly formed, validly existing and in good standing under the laws of The Netherlands, and is in good standing in each jurisdiction where failure to be in good standing would have a material adverse effect on its business or ability to perform its obligations under this Agreement;

     (c) In the case of an Indirect AUCS Stockholder, a Unisource Entity and AUCS N.V., it has all necessary corporate power and authority, and in the case of AUCS, AUCS has all the necessary partnership power and authority, to own, lease and operate its assets and to carry on its business;

     (d) In the case of an Indirect AUCS Stockholder, a Unisource Entity and AUCS N.V., it has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part. In the case of AUCS, it has all necessary partnership power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on its part;

     (e) This Agreement constitutes the legal, valid and binding obligation of it, enforceable against it by ISC in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except to the extent that enforceability is subject to the application of equitable principles (including good faith) or remedies;

     (f) It is not a party to, and is not bound or affected by or subject to, any instrument, agreement, charter or by-law provision, law, rule, regulation, judgment or order which would be contravened or breached as a result of the execution of this Agreement or consummation of the transactions contemplated hereby, where such contravention or breach would have a material adverse effect on the business, operations or financial condition of the AUCS Entities or the transactions contemplated by this Agreement;

     (g) Except for any Form A/B filing by certain of the Parties to the European Commission in relation to the transactions contemplated between the Parties and except as provided by Section 2.8 of this Agreement, no consent, approval or authorization of, or declaration or filing with, any governmental or regulatory authority, or any other person or

                                       5
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entity, is required to be made or obtained by it that has not been made or obtained in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby except where such failure to make or obtain such consent, approval, authorization, declaration or filing would not have a material adverse effect on the business, operations or financial condition of the AUCS Entities or the transactions contemplated by this Agreement;

     (h) It has not employed or made any agreement with any broker, finder or similar agent or any person or firm which will, as a result of the transactions contemplated hereby, obligate Infonet or any AUCS Entity to pay any finder's fee, brokerage fees, commission or similar payment in connection with the transactions contemplated hereby.

     3.2  Representations of ISC.  ISC represents and warrants to AUCS that:
          -----------------------

     (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is in good standing in each jurisdiction where failure to be in good standing would have a material adverse effect on its business or ability to perform its obligations under this Agreement;

     (b) It has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part and it has all the necessary corporate power and authority to own, lease and operate its assets and to carry on its business;

     (c) This Agreement constitutes the legal, valid and binding obligation of ISC, enforceable against it in accordance with its terms;

     (d) It is not a party to, and is not bound or affected by or subject to, any instrument, agreement, charter or by-law provision, law, rule, regulation, judgment or order which would be contravened or breached as a result of the execution of this Agreement or consummation of the transactions contemplated hereby;

     (e) Except for any Form A/B filing by certain of the Parties to the European Commission in relation to the transactions contemplated between the Parties and except as provided by Section 2.8 of this Agreement, no consent, approval or authorization of, or declaration or filing with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by it that has not been made or obtained in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

     (f) It has not employed or made any agreement with any broker, finder or similar agent or any person or firm which will, as a result of the transactions contemplated hereby, obligate any party hereto, other than ISC, to pay any finder's fee, brokerage fees, commission or similar payment in connection with the transactions contemplated hereby.

                                       6
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4. LIMITATION OF LIABILITY AND INDEMNIFICATION

     4.1  Liability
          ---------

     (a)  Limitation THE PARTIES AGREE THAT NO PARTY WILL BE HELD TO ANY
          ----------
WARRANTIES DIRECTLY OR INDIRECTLY RELATED TO SERVICES, SYSTEMS, PRODUCTS AND CONTRACTS, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTY OF SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. The liability of ISC for claims arising from the furnishing of Contract Services or its failure to furnish Contract Services pursuant to this Agreement or from the interruption or loss of use thereof shall be limited to, and the AUCS Entities', the Unisource Entities' and the Indirect AUCS Stockholders' exclusive remedy shall be: (i) correction of errors of which ISC has received written notice and proof within 30 days of occurrence; or (ii) where such correction is not practicable, the AUCS Entities, the Unisource Entities and the Indirect AUCS Stockholders shall be entitled only to an equitable credit not to exceed the charges invoiced to such customer for that portion of the Contract Services which produced the erroneous result.

     (b)  Consequential Loss. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY
          ------------------
INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, REVENUE, OR PROFIT, EVEN WHERE THE OTHER PARTY HAD BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. No Party nor the owner of any computer programs licensed to it shall be responsible for any application of the results obtained from the use of any computer programs or equipment or for unintended or unforeseen results obtained by any customer in the use of such programs.

     4.2  Indemnity to Infonet.
          -----------------------

     (a) Subject to Section 4.1 above, each of the AUCS Entities jointly and severally, the Unisource Entities severally and each of the Indirect AUCS Stockholders severally indemnifies and holds harmless Infonet and their respective stockholders, members, officers, directors, employees and agents (individually, an "ISC Indemnified Party" and, collectively, the "ISC
                   ---------------------                          ---
Indemnified Parties") from and against any and all Losses incurred by such ISC
-------------------
Indemnified Party or ISC Indemnified Parties by reason of, or resulting from,
(i) the breach of any representation, warranty or covenant made by any of the AUCS Entities, the Unisource Entities or any of the Indirect AUCS Stockholders in this Agreement, (ii) the assignment or transfer of any Contract or New Contract as contemplated by this Agreement, or (iii) any breach of or failure to perform or sum owing under any Contract incurred prior to the Effective Date; provided that none of the AUCS Entities, the Unisource Entities or the Indirect
--------
AUCS Stockholders will be liable to any ISC Indemnified Party pursuant to this
Section 4.2(a), (i) unless the aggregate amount otherwise due to the ISC Indemnified Parties exceeds on a cumulative basis Euro 100,000 (one hundred thousand Euro) and (ii) if, but only to the extent that, such Losses are incurred as a direct result of any willful misconduct or negligence on the part of ISC or the breach by ISC of any of its responsibilities, warranties or covenants expressly set forth in this Agreement.

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     (b)  Each of the Indirect AUCS Stockholders severally indemnifies and holds harmless the ISC Indemnified Parties for any liabilities arising in connection with the employment agreements and employment relationships between the AUCS Entities and their employees, former employees, and/or other persons in any jurisdiction, including but not limited to any liability under the EC Acquired Rights Directive (Business Transfer Directive 77(187)) or any domestic derivative including articles 7:662-666 of the Dutch Civil Code, and for any fiscal, pension, social security or other liabilities (including but not limited to liability on account of "inlenersaansprakelijkheid") relating to the employees, former employees, workers and/or other persons involved with the AUCS Entities and, similarly, with regard to all and any such liabilities which arise in connection with or as a result of the assignment or transfer to Infonet of any Contracts, or arising as a result and/or out of any New Contracts.

     4.3  Indemnity to Unisource.
          ----------------------

     (a) Subject to Section 4.1 above, ISC indemnifies and holds harmless the Unisource Entities, the AUCS Entities and the Indirect AUCS Stockholders, and their respective officers, directors, employees and agents (individually, an "AUCS Indemnified Party" and, collectively, the "AUCS Indemnified Parties" and
 ----------------------                          ------------------------
together with the ISC Indemnified Parties, the "Indemnified Parties") from and
                                                -------------------
against any and all Losses incurred by such AUCS Indemnified Party or AUCS Indemnified Parties by reason of, or resulting from, the breach of any representation, warranty or covenant made by ISC in this Agreement, provided
                                                                    --------
that ISC will not be liable to any AUCS Indemnified Party pursuant to this
Section 4.3(a), (i) unless the aggregate amount otherwise due the AUCS Indemnified Parties exceeds on a cumulative basis Euro 100,000 (one hundred thousand Euro) and (ii) if, but only to the extent that such Losses are incurred as a direct result of any willful misconduct or negligence on the part of any AUCS Entity, any Unisource Entity or any Indirect AUCS Stockholder or the breach by any of the foregoing of any of their respective representations, warranties or covenants expressly set forth in this Agreement.

     4.4  Indemnification Procedures. In the case of any claim asserted by a
          ---------------------------
third party against an Indemnified Party, notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge
 ------------------
of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defence of any claim or any litigation resulting therefrom; provided that (i) the counsel for the Indemnifying Party who shall conduct the
--------
defence of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defence at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defence of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defence of any claim subject to indemnification

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hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's tax liability or the ability of Indemnified Party to conduct its business, or that the Indemnified Party may have available to it one or more defences or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defence, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party. In the event that the Indemnifying Party does not accept the defence of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defence of any claim or litigation subject to this Section 4.4 and the records of each shall be available to the other with respect to such defence.

5. MISCELLANEOUS

     5.1  Governing Law and Arbitration.
          ------------------------------

     (a) This Agreement shall be governed by and shall be construed in accordance with English law, without reference to the choice of law provisions thereof. Accordingly any dispute arising out of or having any connection with this Agreement shall be decided exclusively in accordance with English law; provided that all such disputes shall be referred, in the first instance, to the
--------
respective chief executive officers of the Parties for resolution.

     (b) If a dispute, after having first been discussed by the chief executive officers of each of the relevant Parties (provided that if the dispute is
                                          --------
between ISC and an AUCS Entity, the matter shall be discussed between the chief executive officers of ISC and Unisource), is not resolved by the said chief executive officers within a maximum of 14 days, the dispute shall be referred to and finally resolved by arbitration under the London Court of International Arbitration ("LCIA") Arbitration Rules, which Arbitration Rules are deemed to be incorporated by reference to this Section 5.1(b).

     (c) Any arbitration commenced pursuant to Section 5.1(b) shall be administered by the LCIA and the standard LCIA administrative procedures and schedule of costs shall apply. In any such arbitration, the appointing authority shall be the LCIA. The number of arbitrators shall be three and such arbitrators to include persons experienced in European telecommunications (the "Arbitrators"). The place of arbitration shall be London and the language used
 -----------
in the arbitral proceedings shall be English. The governing law of the Agreement shall be the substantive law of England.

     (d) The fees of the Arbitrators, the costs of the LCIA and the cost of the other parties relating to the arbitration (including, but not limited to, the reasonable costs of professional advisers) shall be borne by those Parties against whom the Arbitrators make any award in the proportion of any such award.

     (e) The Arbitrators shall have authority to award interest on any amount awarded by the Arbitrators up to the date of that award at the rate equal to 1
(one) percentage point above the

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three month EURIBOR rate for Euros from time to time. If any amount payable as a result of a decision of the Arbitrators is not paid within 14 days of publication of that decision, interest will thereafter accrue on the amount at the rate equal to 2 (two) percentage points above the three month EURIBOR rate for Euros from time to time.

     (f) The referral of a dispute to arbitration under Section 5.1(b) shall not preclude either party from obtaining interim relief on an urgent basis from a court of competent jurisdiction pending any decision of the Arbitrators.

     (g) Any decision of the Arbitrators shall be final, conclusive and binding on the parties, and the parties agree to exclude, so far as lawfully possible to exclude, any right of application or appeal to the English (or other) courts in connection with any question of law arising in the arbitration or in connection with any award or decision made by the Arbitrators, except as may be necessary to enforce such award or decision.

     (h) The provisions of this Section are severable from the rest of this Agreement and shall remain in effect despite any invalidity for any reason of this Agreement.

     5.2  General Cooperation; Further Assurances. Each Party, at its expense,
          ----------------------------------------
shall promptly and duly execute and deliver to the other Parties such further documents and assurances and take such further action as the other Parties may from time to time reasonably request in writing in order to carry out more effectively the intent and purpose of this Agreement (including, without limitation, any applications, documents and reports required by any governmental authority).

     5.3  Confidential Information.  While this Agreement is in effect and for a
          -------------------------
period of 36 calendar months thereafter the Parties will hold in confidence the terms and provisions of this Agreement, the Contracts and the New Contracts (collectively the "Confidential Information"). The Parties hereby acknowledge
                  --------------------------
and agree that the Confidential Information is confidential and proprietary and is not to be disclosed to third persons without the prior written consent of both AUCS and ISC. The Parties shall not disclose such Confidential Information to any third party (other than to officers, directors, employees and agents of AUCS and ISC, each of whom is bound by this Section 5.3) except:

     (a) to the extent necessary to comply with applicable law or the valid order of a governmental agency or court of competent jurisdiction; provided,
                                                                   --------
however, that the Party making such disclosure shall seek confidential treatment
-------
of said information from such third parties;

     (b) as part of its normal reporting or review procedure to regulatory agencies, its parent company, its auditors and its attorneys; provided that the Party making such disclosure to any such regulatory agency shall give the other party advance written notice of any disclosure, shall seek confidential treatment of such information and shall use commercially reasonable efforts to cooperate with the other party in seeking confidential treatment of such information; provided that any other third party (not being a regulatory agency) to whom disclosure is made agrees to the confidential treatment of such information;

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     (c)  in order to enforce its rights and perform its obligations pursuant to this Agreement, including obtaining any necessary government authorizations with respect to this Agreement;

     (d) to the extent required by any public offering of securities of ISC in any jurisdiction;

     (e) pursuant to the disclosure requirements of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 and any similar legislation in any jurisdiction, in each case as amended and the rules and regulations promulgated thereunder; and

     (f) to the extent necessary to obtain appropriate insurance, to its insurance agent; provided that such agent agrees to the confidential treatment
                 --------
of such information.

          In the event that any Party is requested (the "Disclosing Party")
                                                         ----------------
pursuant to, or becomes compelled by, applicable law, regulation or legal process to disclose any Confidential Information, the Disclosing Party will provide any non-Disclosing Party with prompt written notice so that any non-Disclosing Party may seek a protective order or other appropriate remedy. In the event that no such protective order or other remedy is obtained, the Disclosing Party will furnish only that portion of the Confidential Information which the Disclosing Party is advised by counsel is legally required and cooperate, at the Disclosing Party's sole cost and expense, with the other party's efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

     5.4  Validity.  If any provision of this Agreement is found or held to be
          ---------
invalid or unenforceable, the validity of all the other provisions hereof shall not be affected thereby and the Parties agree to meet and review the matter and if any valid and enforceable means is reasonably available to achieve the same object as the invalid or unenforceable provision, to adopt such means by way of variation of this Agreement. However, if any invalid term is capable of amendment to render it valid, the Parties agree to negotiate an amendment to remove the invalidity.

     5.5  Severability.  In the event that any of the terms of this Agreement
          -------------
are found to be invalid, unlawful or unenforceable, such terms (provided that
                                                                --------
they are not fundamental to the agreement) shall be severable from the remaining terms, which shall continue to be valid and enforceable.

     5.6  Variation.  No variation of or addition to this Agreement shall be of
          ----------
any force or effect unless reduced to writing, signed by or on behalf of Unisource (on behalf of all the Unisource Entities and the Indirect AUCS Stockholders), AUCS N.V. (on behalf of all the AUCS Entities) and ISC and expressed to amend this Agreement.

     5.7  Entire Agreement.  This Agreement (including the documents referred to
          -----------------
in it) replaces all prior agreements and arrangements between the Parties and constitutes the entire understanding between the Parties relating to the subject matter of this Agreement. Each Party acknowledges that in agreeing to enter into this Agreement it has not relied on any representations, warranties or promises (except those set out in this Agreement) made by or on behalf of the other Parties before the signature of this Agreement. Each Party waives all rights and remedies which, but for this Section, might otherwise be available to it in respect of any such representation, warranty or promise, provided that nothing in this Section shall limit or exclude any liability for fraud.

     5.8  Waiver.  A waiver by the Parties of a breach of any term or condition
          -------
of this Agreement in any one instance shall be in writing and shall not be deemed as a continuing waiver or a waiver of any other or subsequent breach unless the written notice so provides.

     5.9  Notices.
          -------

     (a) The Parties choose the following addresses as the address at which they will accept service of all documents and notices relating to this Agreement.

to ISC at:

          2100 East Grand Ave
          El Segundo CA 90245
          USA

          Fax: +1 310 322 6229
          Attention: The General Counsel

to any Unisource Entity at:

          c/o Unisource NV
          "Transpolis"
          Polarisavenue 97
          2137 JH, Hoofddorp
          The Netherlands

          Fax: +31 23 568 6200
          Attention: The General Counsel

to any AUCS Entity at:

          Spicalaan 1-59
          2132 JG Hoofddorp
          The Netherlands

          Fax: +31 23 569 7177
          Attention: The General Counsel

to Telia at:

          Marbackagatan 11
          Stockholm
          Sweden

          Fax: +46 89 46 470
          Attention: Director of Legal Affairs

To KPN at:

          Maanweg 174
          2516 AB, The Hague
          The Netherlands

          Fax: +31 70 332 3675
          Attention: The General Counsel

To Swisscom at:

          Lindenpark
          Worblaufen
          CH-3050
          Berne, Switzerland

          Fax: +41 31 34 23 447
          Attention: Chief Legal Counsel

     (b) Any notice to be given by a Party to another Party in terms of this Agreement shall be given by prepaid registered post, or by facsimile or shall be delivered by hand; provided that:
                   --------
          (i) any notice given by prepaid registered post for which a signed receipt is issued shall be deemed to have been received by the addressee, in the absence of proof to the contrary, ten days after the date of postage;

          (ii) any notice delivered by hand during normal business hours for which a signed receipt is issued shall be deemed to have been received by the addressee, in the absence of proof to the contrary, at the time of delivery; and

          (iii) any notice given by facsimile shall be deemed to have been received by the addressee, in the absence of proof to the contrary, immediately upon the issuance by the transmitting facsimile machine, of a report confirming correct transmission of all the pages of the document containing the notice or upon receipt by the transmitting facsimile machine, at the end of the notice being transmitted, of the automatic answer back of the receiving facsimile machine.

     5.10  Counterparts.  This Agreement may be executed in one or more
           -------------
counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     5.11  General.  Unless expressly provided otherwise, all representations,
           -------
warranties, undertakings, covenants, agreements and obligations made, given or entered into in this Agreement by the Indirect AUCS Stockholders and/or the Unisource Entities are each made, given or entered into severally by each such entity.

     5.12  Filing.  Each Party hereto shall use its reasonable efforts to obtain
           ------
all authorizations, consents, orders and approvals of, to give all notices to and make all filings with, all governmental authorities and other third parties that may be or become necessary (or as otherwise agreed by the Parties) for its execution and delivery of, and performance of its obligations pursuant to, this Agreement, and each Party will cooperate fully with the other Parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings (including any filings to be submitted to the European Commission as a result of this Agreement). Each Party will bear its own costs, expenses and disbursements in relation to any and all such costs, expenses and disbursements incurred by it under this Section 5.12.

     5.13  Assignment.
           ----------

     (a) Except as provided in Section 5.13(b) or (c) below, none of the Parties may assign, sublicense, transfer or otherwise dispose of any rights or sub-contract or transfer or otherwise dispose of any obligations under this Agreement, other than in connection with the sale or transfer of all or substantially all the assets of the assigning Party, except with the prior written approval of Unisource and ISC, which approval shall not be unreasonably withheld or delayed.

     (b) The Unisource Entities and the Indirect AUCS Stockholders may, provided that any such actions do not and will not affect the rights of ISC under this or any other agreement, transfer the interests of the Unisource Entities in (x) AUCS and AUCS N.V., (y) AUCS and the assets of AUCS N.V., or (z) the assets of AUCS and AUCS N.V., either directly or indirectly to the Indirect AUCS Stockholders.

     (c) After the Effective Date, the Contract Services to be provided pursuant to the Contracts and any New Contracts may be provided by ISC or any of ISC's Affiliates.

     (d) The Parties other than ISC shall, from time to time on being requested to do so by ISC, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to ISC as ISC may consider necessary for giving full effect to this Agreement and securing to ISC the full benefit of the rights, powers and remedies conferred upon ISC in this Agreement at the cost and expense of the Parties other than ISC.

6. GUARANTEE

     6.1 In consideration of ISC entering into this Agreement, the Indirect AUCS Stockholders (the "Guarantors") hereby severally unconditionally guarantee
                        ----------
to ISC and its successors, transferees and assigns the due and punctual performance and observance by the AUCS Entities and the Unisource Entities of all the AUCS Entities' and the Unisource Entities' obligations and the punctual discharge by the AUCS Entities and the Unisource Entities of all the AUCS Entities' and/or the Unisource Entities' liabilities to Infonet and/or any other Parties contained in or arising under this Agreement.

     6.2 As an independent and primary obligation, without prejudice to Section 6.1, the Guarantors hereby unconditionally and irrevocably agree to indemnify and keep indemnified ISC against all and any losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by ISC and/or any other Party arising from failure of any AUCS Entity or Unisource Entity to comply with any of its material obligations or discharge any of its liabilities under this Agreement or by reason of the AUCS Entities or the Unisource Entities not being at any time, or ceasing to be, liable in respect of the obligations and liabilities purported to be assumed by them in accordance with the express terms of this Agreement.

     6.3 The guarantee and indemnity contained in this Section 6 shall be a continuing guarantee and indemnity and shall continue in full force and effect until all liabilities or purported liabilities of the AUCS Entities and the Unisource Entities arising under this Agreement, have been paid, discharged or satisfied in full and notwithstanding any insolvency or winding up of any AUCS Entity or Unisource Entity or any change in the status of any AUCS Entity or any Unisource Entity.

     6.4 The Guarantors shall not be exonerated or discharged nor shall their liability be affected by any forbearance, whether as to payment, time, performance or otherwise howsoever, or by any other indulgence being given to any AUCS Entity or any Unisource Entity or by any variation of the terms of this Agreement or by any act, thing, omission or means whatever which, but for this provision, might operate to exonerate or discharge the Guarantors from their obligations under the guarantee and indemnity contained in this Section 6.

SIGNED  this 30th day of September, 1999.


For and on behalf of ISC
INFONET SERVICES CORPORATION


By:    _________________________

Title:    ______________________

For and on behalf of AUCS
AUCS COMMUNICATIONS SERVICES v.o.f., represented by AUCS N.V.


By:    _________________________

Title:    ______________________

For and on behalf of AUCS N.V.
AUCS COMMUNICATIONS SERVICES N.V.


By:    _________________________

Title:    ______________________


For and on behalf of UPES
UNISOURCE PAN-EUROPEAN SERVICES B.V.


By:    _________________________

Title:    ______________________


For and on behalf of Unisource N.V.
UNISOURCE N.V.


By:    _________________________

Title:    ______________________


For and on behalf of Unisource Nominee
BRIAP B.V.


By:    _________________________

Title:    ______________________

For and on behalf of Telia
TELIA AB


By:    _________________________

Title:    ______________________


For and on behalf of KPN
KPN TELECOM B.V.


By:    _________________________

Title:    ______________________


For and on behalf of Swisscom
SWISSCOM AG


By:    _________________________

Title:    ______________________

                             Schedule A: Contracts
                             ---------------------

1. Distributor Agreement entered into between Telia AB and AT&T-Unisource Communications Services v.o.f., dated 1 July 1996, for Sweden.

2. Distributor Agreement entered into between Telia Norge AS and AT&T-Unisource Communications Services v.o.f., dated 1 July 1996, for Norway.

3. Distributor Agreement entered into between Telia A/S and AT&T-Unisource Communications Services v.o.f., dated 1 July 1996, for Denmark.

4. Distributor Agreement entered into between Telia AB and AT&T-Unisource Communications Services v.o.f., dated 12 August 1997, for Finland.

5. Distributor Agreement entered into between KPN Telecom B.V. and AT&T-Unisource Communications Services v.o.f., dated 1 July 1996, for The Netherlands.

6. Distributor Agreement entered into between Swisscom AG and AT&T-Unisource Communications Services v.o.f., dated 1 July 1996, for Switzerland and Liechtenstein.

7. Distributor Agreement entered into between Bord Telecom Eireann Plc and AT&T-Unisource Communications Services v.o.f., dated 6 February 1997, for the Republic of Ireland.

8. Distributor Agreement entered into between Unisource Belgium N.V. and AT&T-Unisource Communications Services v.o.f., dated 6 February 1997, for Belgium.

9. Distributor Agreement entered into between Unisource Business Networks Luxembourg S.a.r.l. and AT&T-Unisource Communications Services v.o.f., dated 30 May 1997, for Luxembourg.

10. Distributor Agreement entered into between SIRIS S.A.S. and AT&T-Unisource Communications Services v.o.f., dated 30 May 1997, for France.

11. Distributor Agreement entered into between Unisource Iberia S.A. and AT&T-Unisource Communications Services v.o.f., dated 17 March 1998, for Spain.

12. Distributor Agreement entered into between Unisource Italia S.p.A. and AT&T-Unisource Communications Services v.o.f., dated 16 March 1998, for Italy.

13.  Distributor Agreement entered into between. Unisource Hellas
     Telecommunications Services S.A. and AT&T-Unisource Communications Services v.o.f., dated 18 September 1996, for Greece.

14. Non-exclusive Distribution Agreement entered into between Mannesman Arcor GmbH and AT&T-Unisource Communications Services v.o.f., dated 1 September 1997 for Germany.

15. WorldSource Channel Agreements entered into between AUCS and, respectively, any of the distributors referred to above.

16. Contracts with end customers held directly by AUCS (with or without a distributor as a party):-

     . contracts for WorldSource Services where AUCS is the Support Member for WorldSource services;

     .  various contracts for AUCS Internet Transit Services;

     . other customers (such as the contract between Whirlpool and AUCS and Unisource Italia).

                          Schedule B: AT&T Agreements
                          ---------------------------

1. Framework Agreement between AT&T Corp., AT&T Pan-European Services Inc., Unisource N.V., Unisource Pan-European Service B.V., AUCS v.o.f., and AUCS N.V. date 29 May 1999.

2. Voice Service Provider Agreement between AT&T UK and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(j).

3. Data Service Provider Agreement between AT&T UK and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(k).

4. Interconnect Service Amendment Agreement between AT&T UK and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(l).

5. Wholesale Services Agreement between AT&T GME and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(m).

6. Worldsource Channel Amendment Agreement between AT&T UK, AT&T GME and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(n).

7. AT&T UK Distribution Agreement between AT&T UK and AUCS v.o.f dated 29 May 1999 and attached to the Framework Agreement as Schedule 4.2(o).

                             Schedule C: Affiliates
                             ----------------------

SEDCO

Infonet Australia

Datakom Austria GmbH

Infonet Belgium S.A

Datacom, S.A.

Interpac Telematica Ltda

Infonet Canada

Infonet Software Solutions

Infonet Chile S.A.

Infonet Services Corporation

Infonet/China Ltd

Enterprise Ltda

Tecapro

Aliatel a.s.

Telecom Denmark Erhverv A/S

Codetel

DATCOM LTD.

InTouch Communications Services

Oy Infonet Finland

Infonet France S.A.

France Telecom Interpac S.A.

Infonet Network Services Deutschland GmbH.

OTE SA

Infonet - Hong Kong

BankNet Ltd.

PT Telekominukasi Indonesia

Infonet Ireland Ltd

Infonet Israel, Ltd

Infonet Italia S.p.A

KDD Communications, Inc. (KCOM)

Korea Telecom, Data Division

InfoGlobe Corporation

Infonet Luxembourg SA

Telecom Malaysia Berhard

Infonet/ACASIA program office

Infonet Mexico

Infonet Nederland BV

Infonet TELECOM AS

CCNet S.A.

Philippines Long Distance Telephone

PLDT Marketing Center

Infonet Portugal

Telefonica Large Distancla

INFOCOM

Singapore Telecom Int'l PTE, Ltd

EDS South Africa (Pty) Limited

Telefonica Servicios SA (TSA1)

Lanka Communication Services Pte. Ltd.

Infonet Svenska AB

Infonet (Switzerland) Ltd.

Hong Kong Telecom Ltd

SIAM Infor Tel Co., Ltd

ACCESS A.S

Infonet UK, Ltd

Infonet Software Solutions, Ltd

Infocom GmbH

Setradat C.A.